CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-230636) and Form F-3 (No. 333-191325) of Adecoagro S.A. of our report dated April 29, 2019 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

/s/ PRICE WATERHOUSE & CO. S.R.L.

/s/	(Partner)
Jorge Frederico Zabaleta

Buenos Aires, Argentina.
April 29, 2019.